UNITED STATESSECURITIES
AND EXCHANGE COMMISSION WASHINGTON, D.C. 20549

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FORM 8-K

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CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): September 6, 2007

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Inform Worldwide Holdings, Inc.
(Exact name of Registrant as Specified in its Charter)

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Florida	0-29994	20-3379902
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer
of incorporation)		Identification No.)

2501 North Green Valley Parkway, Suite 110
Henderson, NV 89014
(Address of Principal Executive Offices)

(702) 317-2300
(Registrant’s telephone number, including area code)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

|_|	Written communications pursuant to Rule 425 under the Securities Act

|_|	Soliciting material pursuant to Rule 14a-12 of the Exchange Act

|_|	Pre-commencement communications pursuant to Rule 14d-2(b) Exchange Act

|_|	Pre-commencement communications pursuant to Rule 13e-4(c) Exchange Act

Item 1.01      Entry into a Material Definitive Agreement.

        On September 6, 2007, PrimaCare Corporation (“PrimaCare”), a subsidiary of Inform Worldwide Holdings, Inc. (“IWWI”) entered into an LLC Membership Interest Purchase Agreement (the “Purchase Agreement”) with Medical Resources, LLC, a Florida limited liability company (“Medical Resources”) and the members of Medical Resources, pursuant to which PrimaCare will acquire all of the membership interests in Medical Resources. Medical Resources is a Management Services Organization that provides non-clinical, administrative and managerial services and assets to physician practices throughout southeast Florida.

        The purchase price for the membership interests of Medical Resources will be an amount (the “Purchase Price”) equal to 5 times Medical Resources’ EBITDA, calculated based upon an audited review of Medical Resources’ financial statements for the twenty four (24) month period from January 1, 2008 through December 31, 2009. The Purchase Price will not be less than $15 million, nor more than $30 million, and payable in shares of common stock of IWWI (“IWWI Shares”), the value of which will be determined based on a 90-day weighted average trading price of the IWWI Shares. At closing, PrimaCare will deposit 28 million IWWI Shares with an escrow agent, pending final determination of the Purchase Price.

        The closing, contemplated to occur on or prior to January 5, 2008, is subject to customary conditions, including but not limited to satisfactory completion of due diligence and an audit of the financial statements of Medical Resources. Lalita Janke and Dr. Walter Janke are the mother and step-father, respectively, of Ash Mascarenhas, IWWI’s Chief Executive Officer.

        Pursuant to the Purchase Agreement, subject to limitation, the members of Medical Resources agreed to allow PrimaCare to exercise full control and authority over the management and operations of Medical Resources from the date of the Purchase Agreement.

        The description of the Purchase Agreement set forth above is not complete and is qualified in its entirety by reference to the agreement, a copy of which is attached as Exhibit 10.1 to this Current Report on Form 8-K, and is incorporated by reference into this Item 1.01.

Item 3.02.      Unregistered Sales of Equity Securities.

        The information included in Item 1.01 of this Form 8-K is hereby incorporated by reference into this Item 3.02.

EXHIBIT INDEX

Exhibit Number	Description

10.1	LLC Membership Interest Purchase Agreement, dated September 6, 2007, by and among Medical Resources LLC, Walter Janke and Lalita Janke, and PrimaCare Corporation.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 3, 2007	Inform Worldwide Holdings, Inc.
By: /s/ Ashvin Mascarenhas
Name: Ashvin Mascarenhas
Title: Chief Executive Officer